Exhibit 10.28
FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
     This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of December 18, 2008, among ALON REFINING KROTZ SPRINGS, INC. (the “Company”), as a Borrower, ALON REFINING LOUISIANA, INC. (“Holdings”), and BANK OF AMERICA, N.A. (“Bank of America”), as Agent and a Lender. Unless otherwise defined in this Amendment, all initially capitalized terms and phrases wherever used in this Amendment shall have the respective meanings given to them in the Loan Agreement (as defined below), as amended hereby.
RECITALS:
     A. WHEREAS, the Company, each other party joined thereto as a Borrower from time to time, Holdings, the Lenders party thereto from time to time, and the Agent executed that certain Loan and Security Agreement dated as of July 3, 2008 (as amended, supplemented, or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Lenders have agreed to make available to the Borrowers a revolving line of credit; and
     B. WHEREAS, the Company, Holdings, the Lenders, and the Agent desire that the Loan Agreement be amended in certain respects in accordance with the terms of this Amendment.
     NOW, THEREFORE, in consideration of the premises and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Recitals. The foregoing Recitals are accurate and are incorporated herein and made a part hereof for all purposes.
     2. Amendments to Loan Agreement. Subject to the terms and conditions set forth herein, as of the First Amendment Effective Date (as defined below), the Loan Agreement is hereby amended as follows:
               (a) Amendment of Certain Definitions Appearing in Section 1.1 of the Loan Agreement. The following definitions appearing in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety as follows:
“ Applicable Margin: with respect to any Type of Loan or the Unused Line Fee, the margin set forth below, as determined by the Fixed Charge Coverage Ratio for the last Four Quarter Period:

			LIBOR	Standby	Documentary
		Base Rate	Revolver	Letters of	Letters of	Unused
Level	Ratio	Loans	Loans	Credit	Credit	Line Fee
I	Greater than 1.40 to 1.00	1.25%	2.75%	2.75%	2.25%	0.250%
II	Less than or equal to 1.40 to 1.00 but greater than 1.25 to 1.00	1.50%	3.00%	3.00%	2.50%	0.250%
III	Less than or equal to 1.25 to 1.00 but greater than 1.00 to 1.00	1.75%	3.25%	3.25%	2.75%	0.375%
IV	Less than or equal to 1.00 to 1.00	2.00%	3.50%	3.50%	3.00%	0.500%
Until the date of receipt by the Agent of the quarterly financial statements delivered for the Fiscal

Quarter ending December 31, 2008, the Applicable Margins shall be determined as if Level II were applicable. Thereafter, the margins shall be subject to increase or decrease upon receipt by Agent pursuant to Section 10.1.4 of the financial statements and corresponding Compliance Certificate for the last Fiscal Quarter, which change shall be effective on the first day of the calendar month following receipt. If, by the first day of a month, any financial statements and Compliance Certificate due in the preceding month have not been received, then the margins shall be determined as if Level IV were applicable, from such day until the first day of the calendar month following actual receipt.”
“ Borrowing Base: on any date of determination, an amount equal to the lesser of:
     (a) the aggregate amount of Revolver Commitments, minus the LC Obligations; and
     (b) the difference of:
(i) the sum of
     (A) (1) 90% of the Net Amount of Eligible Major Accounts and (2) 85% of the Net Amount of Eligible Other Accounts; provided, that each such percentage shall be reduced by .1% for each .1 percentage point that the Dilution Percent exceeds 2.5%, plus
     (B) 85% of the sum of (1) Eligible Petroleum Inventory and (2) Eligible Petroleum Inventory in Transit; plus
     (C) 80% of the DOE Contract Value, such advance rate to be reduced by 5% per week beginning January 2, 2009, with such a reduction continuing on each Friday thereafter until February 1, 2009. Upon the earlier to occur of (i) February 1, 2009, and (ii) termination or modification of the Crack Spread Hedge Agreement resulting in the Company or Holdings receiving not less than $25,000,000 or any Obligor receiving subordinated debt or a capital contribution of not less than $25,000,000, the advance rate under this subsection (b)(i)(C) shall be reduced to 0.0%; plus
     (D) 100% of Eligible Cash, plus
     (E) 95% of Eligible Investments, plus
     (F) 100% of the amount available to be drawn by the Agent on the Supporting Letter of Credit; plus
     (G) 100% of Paid but Unexpired Letters of Credit; minus
(ii) the Availability Reserve;
provided, that no Accounts or Petroleum Product acquired in an Acquisition consummated by any Obligor after the Closing Date shall be included in any calculation of the Borrowing Base until completion of all field exams, appraisals, audits and other evaluation of Collateral in a manner and with results acceptable to Agent.”

          (b) Addition of Certain Definitions to Section 1.1 of the Loan Agreement. The following definitions are hereby added to Section 1.1 of the Loan Agreement in proper alphabetical order as follows:
“ DOE Contract Value: On any date of determination, the decrease, if any, in the cost of the exchange oil plus premium barrels, determined on a Marked-to-Market Basis as set forth in Schedule 1.2 of the Loan Agreement, under those certain Department of Energy Oil Exchange Agreements (DE-FE 93008, DE-FE 92300, DE-FE 93003, DE-FE 93006 and DE-FE 93010) (collectively “DOE Contracts”) between the date of each such DOE Contract and the date of determination.”
          (c) Reduction of Revolver Commitment. Schedule 1.1 of the Loan Agreement is hereby modified by deleting “$400,000,000” and replacing it with “$300,000,000”; provided that if the Revolver Commitment is fully syndicated (with Bank of America’s hold, in its capacity as a Lender, at no more than $50,000,000), the Revolver Commitment may be increased above $300,000,000 to a maximum of $400,000,000 if Agent receives commitments from new or existing Lenders to increase the Revolver Commitment. All Lenders must be reasonably acceptable to Agent.
          (d) Amendment of Section 8.1 of the Loan Agreement. Section 8.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“ 8.1 Borrowing Base Certificates. The Borrowers shall deliver to the Agent (a) if no Low Availability Period is in effect, then on or before the 15th day of each month, a Borrowing Base Certificate as of the end of the previous month, or (b) if a Low Availability Period is in effect, then on each Tuesday of each week for the period ending Friday of the immediately prior week, a Borrowing Base Certificate as of the end of such prior week, together with such additional Borrowing Base Certificates as and when requested by the Agent in writing. Together with each such Borrowing Base Certificate, the Borrowers shall deliver: (1) a schedule of the Borrowers’ Accounts created, credits given, cash collected, and other adjustments to Accounts since the last such schedule; (2) an aging of the Borrower’s Accounts, together with a reconciliation to the corresponding Borrowing Base and to the Borrowers’ general ledger; (3) an aging of the Borrowers’ accounts payable; (4) a detailed calculation and description of Eligible Petroleum Inventory, DOE Contract Value, Eligible Cash and Eligible Investments, Eligible In-Transit Petroleum Inventory, First Purchaser Liens, and Paid but Unexpired Letters of Credit; (5) a schedule in reasonable detail setting forth the additions and reductions in the Borrowers’ accounts receivable since delivery of the previous Borrowing Base Certificate with a reconciliation to the corresponding accounts receivable aging; and (6) Inventory reports by category, together with reconciliation to the corresponding Borrowing Base and to the Borrowers’ general ledger. Upon request of the Agent, the Borrowers shall deliver: (A) inventory reports by location; (B) copies of invoices in connection with the Borrowers’ Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Borrowers’ Accounts and for Inventory and Equipment acquired by the Borrowers, purchase orders, and invoices; (C) a statement of the balance of each intercompany Account, if any; (D) such other reports as to the Collateral as the Agent shall reasonably request from time to time; and (E) with the delivery of each of the foregoing, a certificate of the Borrower Agent executed by an officer thereof certifying as to the accuracy and completeness of the foregoing. If the Borrowers’ records or reports of the Collateral are prepared by an accounting service or other agent, the Borrowers hereby authorize such service or agent to deliver such records, reports, and related documents to the Agent, for distribution to the Lenders.”
          (e) Amendment of Section 10.1.6 of the Loan Agreement. Section 10.1.6(b) of the Loan

Agreement is hereby amended and restated in its entirety as follows:
“ (b) Holdings and each Subsidiary will permit any representatives designated by Agent or any Lender to visit and inspect the financial records and the properties of such Person during regular business hours upon reasonable prior notice and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by Agent or any Lender to discuss the affairs, finances and condition of such Person with the officers thereof and independent accountants therefor; provided, that Holdings and each Subsidiary will reimburse Agent for all reasonable charges, costs and expenses of Agent in connection with up to four examinations per Loan Year of any Obligor’s books and records or any other financial or Collateral matters as Agent deems appropriate, including, without limitation, Agent’s standard charges of Agent’s outside appraisal group for any and all appraisals conducted by or on behalf of Agent.”
     3. Acknowledgment of the Obligors. The Company and Holdings, as Obligors, hereby acknowledge and agree that, to the best of their knowledge: (a) none of the Obligors has any defense, offset, or counterclaim with respect to the payment of any sum owed to the Lenders or the Agent under the Loan Documents, or with respect to the performance or observance of any warranty or covenant contained in the Loan Agreement or any of the other Loan Documents; and (b) the Lenders and the Agent have performed all obligations and duties owed to the Obligors through the date of this Amendment.
     4. Consent and Reaffirmation of Holdings Guaranty. Holdings hereby consents to the foregoing amendment and acknowledges and agrees that nothing herein shall in any way limit or diminish any of the obligations of Holdings under the Holdings Guaranty, such Holdings Guaranty being hereby ratified and affirmed.
     5. Representations and Warranties of the Obligors. The Company and Holdings, as Obligors, represent and warrant to the Lenders and the Agent that:
          (a) Compliance with Loan Agreement. On the date hereof, no Default or Event of Default has occurred and is continuing;
          (b) Representations and Warranties. On the date hereof, and after giving effect to this Amendment, the representations and warranties of each Obligor in the Loan Documents are true and correct in all material respects (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date);
          (c) Power and Authority. Each Obligor is duly authorized to execute, deliver and perform this Amendment. The execution, delivery and performance of this Amendment and the Loan Agreement, as amended hereby, have been duly authorized by all necessary action, and do not (a) require any consent or approval of the Term Loan Agent, other than those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Encumbrances) on any Property of any Obligor; and
          (d) Enforceability. This Amendment and the Loan Agreement, as amended hereby, are legal, valid and binding obligations of each Obligor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

     6. Effectiveness of this Amendment. The amendment of the Loan Agreement will become effective (the “First Amendment Effective Date”) as of the date of this Amendment upon the receipt by the Agent of this Amendment duly executed by the Agent, the Lenders, the Company, and Holdings.
     7. Effect on Loan Agreement. Except as specifically amended hereby, the terms and provisions of the Loan Agreement and the other Loan Documents are, in all other respects, ratified and confirmed and remain in full force and effect. No reference to this Amendment need be made in any notice, writing, or other communication relating to the Loan Agreement and the other Loan Documents, any such reference to the Loan Agreement and the other Loan Documents to be deemed a reference thereto as respectively amended by this Amendment. All references to the Loan Agreement and the other Loan Documents in any document, instrument, or agreement executed in connection with the Loan Agreement and the other Loan Documents will be deemed to refer to the Loan Agreement and the other Loan Documents as respectively amended hereby.
     8. Fees and Expenses. The Company hereby agrees to pay all reasonable out-of-pocket expenses incurred by the Agent in connection with the preparation, negotiation, and consummation of this Amendment, and all other documents related hereto, including without limitation, the reasonable fees and expenses of the Lenders’ counsel.
     9. Successors. This Amendment will be binding upon and inure to the benefit of the Company, Holdings, the Lenders, the Agent, and their respective successors and assigns, provided, however, that no interest herein may be assigned by the Company, Holdings, or any other Obligor without the prior written consent of the Agent and each Lender.
     10. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).
     11. Consent to Forum; Arbitration. EACH OF THE COMPANY AND HOLDINGS, AS AN OBLIGOR, HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER THE STATE OF NEW YORK, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO THIS AMENDMENT, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH OF THE COMPANY AND HOLDINGS, AS AN OBLIGOR, IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Amendment shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction. Notwithstanding the foregoing, Section 14.14 of the Loan Agreement is incorporated herein by reference and shall apply to this Amendment.
     12. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of a signature page of any Loan Document by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of such agreement.
     13. Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Amendment shall remain in full force and effect.
     14. Entire Agreement. Time is of the essence of the Loan Documents. This Amendment and the Loan Agreement, as amended hereby, and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
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     IN WITNESS WHEREOF, this Amendment has been executed and delivered as of the date set forth above.

COMPANY: ALON REFINING KROTZ SPRINGS, INC.
By:	/s/ Jeff D. Morris
Title: President and CEO

HOLDINGS: ALON REFINING LOUISIANA, INC.
By:	/s/ Jeff D. Morris
Title: President and CEO

AGENT AND LENDER: BANK OF AMERICA, N.A., as Agent and a Lender
By:	/s/ Todd R. Eggertsen Todd R. Eggertsen
	Title:	Vice President